Exhibit 99.2

VENTAS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2011 and For the Year Ended December 31, 2010

On May 12, 2011, Ventas, Inc. (“Ventas” or the “Company”) acquired substantially all of the real estate assets and working capital of privately-owned Atria Senior Living Group, Inc. (“Atria”) (including assets owned by Atria’s affiliate, One Lantern Senior Living Inc (“One Lantern”)).  The Company funded a portion of the purchase price through the issuance of 24.9 million shares of Ventas common stock (which shares had a total value of $1.38 billion based on the May 12, 2011 closing price of Ventas common stock of $55.33 per share). As a result of the transaction, Ventas added to its senior living operating portfolio 117 private pay seniors housing communities and one development land parcel.

On July 1, 2011, Ventas acquired Nationwide Health Properties, Inc. (“NHP”) in a stock-for-stock transaction.  Pursuant to the terms and subject to the conditions set forth in the agreement and plan of merger dated as of February 27, 2011, at the effective time of the merger, each outstanding share of NHP common stock (other than shares owned by Ventas or any of its subsidiaries or any wholly owned subsidiary of NHP) was converted into the right to receive 0.7866 shares of Ventas common stock, with cash paid in lieu of fractional shares.  The Company issued 99.8 million shares of Ventas common stock (which shares had a total value of $5.37 billion based on the July 1, 2011 closing price of Ventas common stock of $53.74 per share).  In connection with the acquisition, Ventas paid $105 million at closing to repay amounts then outstanding and terminated the commitments under NHP’s revolving credit facility. The NHP acquisition added 643 seniors housing and healthcare properties to the Company’s portfolio (including properties that are owned through joint ventures).

The following unaudited pro forma condensed consolidated financial information sets forth:

•                  Ventas’s historical consolidated statements of income for the nine months ended September 30, 2011 (which includes actual results for the acquired Atria and One Lantern assets for the period from May 12, 2011 through September 30, 2011 and actual results for the acquired NHP assets for the period from July 1, 2011 through September 30, 2011), derived from the Company’s unaudited consolidated financial statements, and for the year ended December 31, 2010, derived from the Company’s audited consolidated financial statements;

•                  Pro forma adjustments to give effect to Ventas’s 2011 and 2010 acquisitions and other investments (excluding the Atria, One Lantern and NHP acquisitions), receipt of mortgage loans receivable repayments, dispositions, significant debt activity and February 2011 equity issuance on Ventas’s consolidated statements of income for the nine months ended September 30, 2011 and for the year ended December 31, 2010, as if these transactions occurred on January 1, 2010;

•                  The historical consolidated statements of operations of Atria and One Lantern for the three months ended March 31, 2011, derived from Atria’s and One Lantern’s unaudited condensed consolidated financial statements, respectively, and for the year ended December 31, 2010, derived from Atria’s and One Lantern’s audited consolidated financial statements, respectively;

•                  Pro forma adjustments to give effect to Ventas’s acquisition of Atria and One Lantern on Ventas’s consolidated statements of income for the nine months ended September 30, 2011 and for the year ended December 31, 2010, as if the acquisition closed on January 1, 2010;

•                  The historical consolidated statements of income of NHP for the six months ended June 30, 2011, derived from NHP’s unaudited condensed consolidated financial statements, and for the year ended December 31, 2010, derived from NHP’s audited consolidated financial statements;

•                  Pro forma adjustments to give effect to NHP’s 2011 and 2010 acquisitions and other investments, dispositions, significant debt activity and equity issuances on NHP’s consolidated statements of income for the six months ended June 30, 2011 and for the year ended December 31, 2010, as if these transactions occurred on January 1, 2010; and

•                  Pro forma adjustments to give effect to Ventas’s acquisition of NHP on Ventas’s consolidated statements of income for the nine months ended September 30, 2011 and for the year ended December 31, 2010, as if the acquisition closed on January 1, 2010.

Certain assets and liabilities of Atria and One Lantern included in the historical consolidated financial information (consisting primarily of certain working capital, property leases, insurance items and property management services) were not acquired by Ventas and have been so reflected in the pro forma adjustments.  Also, certain intercompany activity between Atria, One Lantern and NHP has been eliminated in the pro forma adjustments.

These unaudited pro forma condensed consolidated financial statements are prepared for informational purposes only and are based on assumptions and estimates considered appropriate by Ventas’s management; however, they are not necessarily indicative of Ventas’s actual consolidated financial condition or results of operations had the transactions been consummated as of the dates indicated, nor do they purport to represent Ventas’s future consolidated financial position or results of operations. These unaudited pro forma condensed consolidated financial statements do not include the impact of any synergies or lower borrowing costs that may be achieved as a result of the acquisitions or any strategies that management may consider in order to continue to efficiently manage Ventas’s operations.  This pro forma condensed consolidated financial information should be read in conjunction with:

•                  Ventas’s unaudited consolidated financial statements and the related notes thereto as of and for the nine months ended September 30, 2011 included in the Company’s Quarterly Report on Form 10-Q for the quarter then ended, filed with the Securities and Exchange Commission (“SEC”) on November 7, 2011;

•                  Ventas’s audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2010 included in the Company’s Annual Report on Form 10-K for the year then ended, filed with the SEC on February 18, 2011;

•                  Atria’s and One Lantern’s unaudited condensed consolidated financial statements and the related notes thereto as of and for the three months ended March 31, 2011 included in the Company’s Current Report on Form 8-K, filed with the SEC on May 9, 2011;

•                  Atria’s and One Lantern’s audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2010 included in the Company’s Current Report on Form 8-K, filed with the SEC on April 11, 2011; and

•                  NHP’s unaudited condensed consolidated financial statements and the related notes thereto as of and for the six months ended June 30, 2011 included in this Current Report on Form 8-K; and

•                  NHP’s audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2010 included in the Company’s Current Report on Form 8-K, filed with the SEC on April 11, 2011.

The Company is accounting for the Atria, One Lantern and NHP acquisitions under the acquisition method of accounting.  The total purchase prices have been allocated to the assets acquired and liabilities assumed based upon their respective fair values.  The allocation of the purchase prices reflected in these unaudited pro forma condensed consolidated financial statements is subject to further adjustment. Amounts initially allocated to identifiable tangible and intangible assets and liabilities could change from those used in the unaudited pro forma condensed consolidated financial statements and could result in a change in depreciation and amortization of tangible and intangible assets and liabilities.

VENTAS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the nine months ended September 30, 2011

(In thousands, except per share amounts)

	Ventas Historical	Ventas 2011 Transactions Adjustments (A)	Pro Forma for Ventas 2011 Transactions	Atria Historical (B)	One Lantern Historical (C)	Atria and One Lantern Acquisition Adjustments (D)		NHP Historical (E)	NHP 2011 Transactions Adjustments (A)	Pro Forma for NHP 2011 Transactions	NHP Acquisition Adjustments (F)		Total Pro Forma
Revenues:
Rental income:
Triple-net leased	$450,211	$—	$450,211	$—	$—	$—		$170,548	$3,704	$174,252	$2,953	(N)	$627,416
Medical office buildings	106,392	—	106,392	—	—	—		58,620	14	58,634	(1,232	)(O)	163,794
	556,603	—	556,603	—	—	—		229,168	3,718	232,886	1,721		791,210
Resident fees and services	593,348	—	593,348	121,703	43,147	62,442	(G)	—	—	—	—		820,640
Medical office building and other services revenue	26,050	—	26,050	—	—	—		2,321	—	2,321	—		28,371
Income from loans and investments	24,548	(11,597)	12,951	—	—	—		19,621	(123)	19,498	(8	)(P)	32,441
Interest and other income	529	—	529	19,681	207	(19,805	)(G)	1,786	(8)	1,778	—		2,390
Total revenues	1,201,078	(11,597)	1,189,481	141,384	43,354	42,637		252,896	3,587	256,483	1,713		1,675,052

Expenses:
Interest	170,046	8,182	178,228	17,774	12,065	(3,104	)(H)	51,456	(4,448)	47,008	(25,663	)(Q)	226,308
Depreciation and amortization	293,541	—	293,541	13,497	6,004	22,131	(I)	80,187	1,704	81,891	42,741	(R)	459,805
Property-level operating expenses:
Senior living	403,706	—	403,706	101,668	28,729	37,194	(J)	—	—	—	(1,491	)(S)	569,806
Medical office buildings	37,259	—	37,259	—	—	—		19,739	8	19,747	—		57,006
	440,965	—	440,965	101,668	28,729	37,194		19,739	8	19,747	(1,491)		626,812
Medical office building services costs	19,837	—	19,837	—	—	—		—	—	—	—		19,837
General, administrative and professional fees	51,010	—	51,010	11,788	179	(12,015	)(G)	14,209	—	14,209	—		65,171
Loss on extinguishment of debt	25,211	—	25,211	—	—	(16,520	)(W)	—	—	—	—		8,691
Litigation proceeds, net	(85,327)	—	(85,327)	—	—	—		—	—	—	—		(85,327)
Merger related expenses and deal costs	131,606	—	131,606	—	—	—		21,108	—	21,108	—		152,714
Other	6,664	—	6,664	1,487	2,519	1,026	(G)	—	—	—	—		11,696
Total expenses	1,053,553	8,182	1,061,735	146,214	49,496	28,712		186,699	(2,736)	183,963	15,587		1,485,707
Income (loss) before (loss) income from unconsolidated entities, income taxes, discontinued operations and noncontrolling interest	147,525	(19,779)	127,746	(4,830)	(6,142)	13,925		66,197	6,323	72,520	(13,874)		189,345
(Loss) income from unconsolidated entities	(71)	—	(71)	—	77	(77	)(K)	373	—	373	(368	)(T)	(66)
Income tax benefit	23,310	—	23,310	667	—	13,963	(L)	—	—	—	—		37,940
Income (loss) from continuing operations	170,764	(19,779)	150,985	(4,163)	(6,065)	27,811		66,570	6,323	72,893	(14,242)		227,219
Net loss attributable to noncontrolling interest	(781)	—	(781)	—	(543)	543	(K)	(859)	—	(859)	(1,994	)(T)	(3,634)
Income (loss) from continuing operations attributable to common stockholders	$171,545	$(19,779)	$151,766	$(4,163)	$(5,522)	$27,268		$67,429	$6,323	$73,752	$(12,248)		$230,853

Income from continuing operations attributable to common stockholders per common share:
Basic	$0.82	n/a	$0.73	n/a	n/a	n/a		$0.53	n/a	$0.58	n/a		$0.80
Diluted	$0.81	n/a	$0.72	n/a	n/a	n/a		$0.51	n/a	$0.57	n/a		$0.80

Shares used in computing earnings per common share:
Basic	208,470	n/a	208,470	n/a	n/a	12,587	(M)	126,567	n/a	126,567	66,200	(U)	287,257
Diluted	210,850	n/a	210,850	n/a	n/a	12,587	(M)	129,077	n/a	129,077	66,200	(U)	289,637

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

VENTAS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

For the year ended December 31, 2010

(In thousands, except per share amounts)

	Ventas Historical	Ventas 2010 and 2011 Transactions Adjustments (A)	Pro Forma for Ventas 2010 and 2011 Transactions	Atria Historical (B)	One Lantern Historical (C)	Atria and One Lantern Acquisition Adjustments (D)		Ventas Pro Forma for the Atria and One Lantern Acquisition	NHP Historical (E)	NHP 2010 and 2011 Transactions Adjustments (A)	Pro Forma for NHP 2010 and 2011 Transactions	NHP Acquisition Adjustments (F)		Total Pro Forma
Revenues:
Rental income:
Triple-net leased	$469,825	$260	$470,085	$—	$—	$—		$470,085	$307,567	$72,047	$379,614	$10,840	(N)	$860,539
Medical office buildings	69,747	25,949	95,696	—	—	—		95,696	102,287	12,783	115,070	(2,633	)(O)	208,133
	539,572	26,209	565,781	—	—	—		565,781	409,854	84,830	494,684	8,207		1,068,672
Resident fees and services	446,301	1,619	447,920	466,773	165,463	(31,476	)(G)	1,048,680	—	—	—	—		1,048,680
Medical office building and other services revenue	14,098	14,098	28,196	—	—	—		28,196	4,477	—	4,477	—		32,673
Income from loans and investments	16,412	(7,096)	9,316	—	—	—		9,316	26,402	7,438	33,840	(100	)(P)	43,056
Interest and other income	484	19	503	77,789	820	(78,318	)(G)	794	2,977	(1)	2,976	—		3,770
Total revenues	1,016,867	34,849	1,051,716	544,562	166,283	(109,794)		1,652,767	443,710	92,267	535,977	8,107		2,196,851

Expenses:
Interest	178,863	32,572	211,435	71,604	47,236	(48,929	)(H)	281,346	97,329	4,852	102,181	(69,176	)(Q)	314,351
Depreciation and amortization	205,600	14,845	220,445	52,138	22,663	102,589	(I)	397,835	134,522	42,857	177,379	76,379	(R)	651,593
Property-level operating expenses:
Senior living	291,831	1,443	293,274	395,796	109,277	(74,448	)(J)	723,899	—	—	—	(3,039	)(S)	720,860
Medical office buildings	24,122	9,783	33,905	—	—	—		33,905	39,536	2,655	42,191	—		76,096
	315,953	11,226	327,179	395,796	109,277	(74,448)		757,804	39,536	2,655	42,191	(3,039)		796,956
Medical office building services costs	9,518	9,518	19,036	—	—	—		19,036	—	—	—	—		19,036
General, administrative and professional fees	49,830	7,981	57,811	47,558	749	(48,307	)(G)	57,811	31,057	—	31,057	—		88,868
Loss (gain) on extinguishment of debt	9,791	—	9,791	2	—	16,518	(X)	26,311	(75)	—	(75)	75	(V)	26,311
Other	272	—	272	6,009	19,607	(880	)(G)	25,008	—	—	—	—		25,008
Merger related expenses and deal costs	19,243	—	19,243	—	—	—		19,243	5,118	—	5,118	—		24,361
Total expenses	789,070	76,142	865,212	573,107	199,532	(53,457)		1,584,394	307,487	50,364	357,851	4,239		1,946,484
Income (loss) before (loss) income from unconsolidated entities, income taxes, discontinued operations and noncontrolling interest	227,797	(41,293)	186,504	(28,545)	(33,249)	(56,337)		68,373	136,223	41,903	178,126	3,868		250,367
(Loss) income from unconsolidated entities	(664)	(664)	(1,328)	—	130	(130	)(K)	(1,328)	1,001	(12)	989	(892	)(T)	(1,231)
Income tax (expense) benefit	(5,201)	(39)	(5,240)	7,560	—	21,699	(L)	24,019	—	—	—	—		24,019
Income (loss) from continuing operations	221,932	(41,996)	179,936	(20,985)	(33,119)	(34,768)		91,064	137,224	41,891	179,115	2,976		273,155
Net income (loss) attributable to noncontrolling interest	3,562	(3,616)	(54)	—	(5,907)	5,907	(K)	(54)	(1,643)	(317)	(1,960)	(2,171	)(T)	(4,185)
Income (loss) from continuing operations attributable to common stockholders	$218,370	$(38,380)	$179,990	$(20,985)	$(27,212)	$(40,675)		$91,118	$138,867	$42,208	$181,075	$5,147		$277,340

Income from continuing operations attributable to common stockholders per common share:
Basic	$1.39	n/a	$1.15	n/a	n/a	n/a		$0.49	$1.14	n/a	$1.49	n/a		$0.97
Diluted	$1.38	n/a	$1.14	n/a	n/a	n/a		$0.48	$1.12	n/a	$1.46	n/a		$0.96

Shares used in computing earnings per common share:
Basic	156,608	n/a	156,608	n/a	n/a	30,439	(M)	187,047	121,687	n/a	121,687	99,849	(U)	286,896
Diluted	157,657	n/a	157,657	n/a	n/a	30,439	(M)	188,096	124,339	n/a	124,339	99,849	(U)	287,945

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

VENTAS, INC.

NOTES AND MANAGEMENT’S ASSUMPTIONS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 — BASIS OF PRO FORMA PRESENTATION

Ventas, Inc. (“Ventas” or the “Company”) is a real estate investment trust (“REIT”) with a geographically diverse portfolio of seniors housing and healthcare properties in the United States and Canada.  The historical consolidated financial statements of Ventas include the accounts of the Company and its wholly owned subsidiaries and joint venture entities over which it exercises control.

On May 12, 2011, Ventas acquired substantially all of the real estate assets and working capital of privately-owned Atria Senior Living Group, Inc. (“Atria”) (including assets owned by Atria’s affiliate, One Lantern Senior Living Inc (“One Lantern”)).  The Company funded a portion of the purchase price through the issuance of 24.9 million shares of Ventas common stock (which shares had a total value of $1.38 billion based on the May 12, 2011 closing price of Ventas common stock of $55.33 per share). As a result of the transaction, Ventas added to its senior living operating portfolio 117 private pay seniors housing communities and one development land parcel.

On July 1, 2011, Ventas acquired Nationwide Health Properties, Inc. (“NHP”) in a stock-for-stock transaction.  Pursuant to the terms and subject to the conditions set forth in the agreement and plan of merger dated as of February 27, 2011, at the effective time of the merger, each outstanding share of NHP common stock (other than shares owned by Ventas or any of its subsidiaries or any wholly owned subsidiary of NHP) was converted into the right to receive 0.7866 shares of Ventas common stock, with cash paid in lieu of fractional shares.  The Company issued 99.8 million shares of Ventas common stock (which shares had a total value of $5.37 billion based on the July 1, 2011 closing price of Ventas common stock of $53.74 per share).  In connection with the acquisition, Ventas paid $105 million at closing to repay amounts then outstanding and terminated the commitments under NHP’s revolving credit facility. The NHP acquisition added 643 seniors housing and healthcare properties to the Company’s portfolio (including properties that are owned through joint ventures).

NOTE 2 — VENTAS AND NHP 2011 AND 2010 TRANSACTIONS ADJUSTMENTS

(A)  Adjustments reflect the effect on Ventas’s and NHP’s historical consolidated statements of income as if Ventas or NHP had consummated its significant 2011 and 2010 transactions on January 1, 2010.  With respect to Ventas, these adjustments primarily relate to: recording of income statement activity specific to the 2010 acquisition of Lillibridge Healthcare Services, Inc. and the 2010 acquisition of Sunrise Senior Living, Inc.’s noncontrolling interests in certain consolidated entities; decreasing interest income for mortgage loans receivable that were fully repaid to Ventas in 2011; increasing interest expense for a $200 million unsecured term loan entered into during 2010, a $400 million 3.125% senior notes issuance in 2010, and a $700 million 4.750% senior notes issuance in 2011; and decreasing interest expense for the redemption of $200 million 6½% senior notes in 2011.  With respect to NHP, these adjustments primarily relate to: recording of income statement activity for 2011 and 2010 acquisitions (59 properties subject to triple-net leases and 21 multi-tenant medical office buildings); increasing income from loans and other investments for the funding or acquisition of eight new mortgage loans; decreasing interest expense for the prepayment of $118.3 million of secured debt; increasing interest expense for $175 million of credit facility borrowings; and adjusting shares used in computing earnings per share for equity issuances.

NOTE 3 — ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(B)        Reflects historical results of operations of Atria for the three months ended March 31, 2011 or for the year ended December 31, 2010, as applicable.  Certain amounts have been reclassified to conform to Ventas’s presentation.

(C)        Reflects historical results of operations of One Lantern for the three months ended March 31, 2011 or for the year ended December 31, 2010, as applicable.  Certain amounts have been reclassified to conform to Ventas’s presentation.

(D)       Represents adjustments to record the acquisition of Atria and One Lantern by Ventas.  The calculation of the allocated purchase price is as follows (in millions, except per share amounts):

Equity issued (24.9 million shares at $55.33 per share) (1)	$1,376
Cash paid (primarily funded with borrowings under Ventas’s unsecured revolving credit facilities)	264
Assumption of net debt, including capital lease obligations	1,629
Purchase price	$3,269

(1)          Equity issued based on the May 12, 2011 closing price of Ventas common stock consistent with the requirements of Accounting Standards Codification (“ASC”) 805, Business Combinations.

(E)         Reflects historical results of operations of NHP for the six months ended June 30, 2011 or for the year ended December 31, 2010, as applicable.  Certain amounts have been reclassified to conform to Ventas’s presentation.

(F)         Represents adjustments to record the acquisition of NHP by Ventas.  Additionally, certain intercompany activity between Atria, One Lantern and NHP has been eliminated. The calculation of the allocated purchase price is as follows (in millions, except per share amounts):

Equity issued (99.8 million shares at $53.74 per share) (1)	$5,366
Cash paid	105
Assumption of debt (2)	1,963
Purchase price	$7,434

(1)          Equity issued based on the July 1, 2011 closing price of Ventas common stock consistent with the requirements of ASC 805, Business Combinations.

(2)          Includes NHP’s portion of debt related to its investments in unconsolidated entities.

(G)        Reflects adjustments to eliminate historical revenues and expenses of Atria and One Lantern attributable to assets or liabilities that Ventas did not acquire or assume as part of the acquisition.  Additionally, reflects adjustments to record revenues and expenses for the period from April 1, 2011 through May 11, 2011.

(H)       Represents the following adjustments (in millions):

	For the Nine Months Ended September 30, 2011	For the Year Ended December 31, 2010
Elimination of historical interest expense on debt not assumed as part of the acquisition	$(1)	$(5)
Fair market value of debt adjustment allocated for the acquisition	(6)	(21)
Elimination of historical interest related to Atria and/or One Lantern deferred financing fees	(1)	(4)
Elimination of Atria’s and/or One Lantern’s historical interest expense on debt repaid at closing	(4)	(13)
Additional interest expense on borrowings on unsecured revolving credit facilities	9	13
Ventas debt repaid with proceeds from its February 2011 equity issuance	(3)	(19)
Pro forma adjustment for the period from April 1, 2011 through May 11, 2011	3	—
Pro forma adjustment to interest	$(3)	$(49)

(I)            Based on the purchase price allocation, Ventas allocated $342 million to land and improvements and $2.9 billion to buildings and improvements. Depreciation expense is calculated on a straight-line basis based on Ventas’s purchase price allocation and using a 35-year life for buildings and permanent structural improvements, a five-year life for furniture and equipment and a 10-year life for land improvements. Additionally, Ventas’s purchase price allocation includes $102 million of acquired in-place lease intangibles, which will be amortized over the average remaining life of these leases (approximately eighteen months).  Further, the adjustment reflects the elimination of historical depreciation expense related to assets Ventas did not acquire and the recording of depreciation and amortization for the period from April 1, 2011 through May 11, 2011.

(J)           Reflects adjustments to eliminate historical expenses of Atria and One Lantern attributable to assets or liabilities that Ventas did not acquire or assume as part of the acquisition, offset by the 5% management fee Ventas pays to Atria for management services related to the acquired communities.  Further, the adjustment reflects the recording of historical expenses for the period from April 1, 2011 through May 11, 2011.

(K)       Reflects adjustments to eliminate historical income from unconsolidated entities and loss attributable to noncontrolling interest of One Lantern attributable to net assets that Ventas did not acquire as part of the acquisition.

(L)         Reflects adjustments to eliminate the historical tax benefit of Atria, offset by the estimated tax benefit Ventas expects to recognize due to the acquisition.

(M)    Reflects the issuance of 24.9 million shares of Ventas common stock upon consummation of the Atria and One Lantern acquisition and Ventas’s February 2011 issuance of 5.6 million shares of common stock.

(N)       Reflects the net amortization of above and below market lease intangibles recorded by Ventas as a result of the NHP acquisition and the elimination of certain intercompany activity between Atria, One Lantern and NHP.

(O)       Reflects the net amortization of above and below market lease intangibles recorded by Ventas as a result of the NHP acquisition and the elimination of NHP’s historical amortization related to above and below market lease intangibles.

(P)         Reflects adjustments to eliminate revenues and expenses of NHP attributable to assets or liabilities that Ventas did not acquire or assume as part of the acquisition and the elimination of certain intercompany activity between Atria, One Lantern and NHP.

(Q)       Represents the following adjustments (in millions):

	For the Nine Months Ended September 30, 2011	For the Year Ended December 31, 2010
Fair market value of debt adjustment allocated for the acquisition	$(10)	$(33)
Elimination of historical interest expense related to NHP deferred financing fees	(2)	(4)
Elimination of interest expense from a promissory note between Atria and NHP	(1)	(1)
Elimination of Atria and One Lantern capital lease obligation interest	(3)	(13)
Additional interest on fair value of ground lease obligations	1	2
Additional interest on borrowings on unsecured revolving credit facilities	1	2
Elimination of historical interest expense related to NHP’s revolving credit facility	(1)	—
Elimination of historical interest expense related to NHP’s 6.50% senior notes due 2011	(12)	(22)
Pro forma adjustment to interest	$(27)	$(69)

(R)        Based on the initial purchase price allocation, Ventas allocated $705 million to land and improvements and $6.4 billion to buildings and improvements. Depreciation expense is calculated on a straight-line basis based on Ventas’s purchase price allocation and using an average 35-year life for buildings and permanent structural improvements, a five-year life for furniture and equipment, an average ten-year life for land improvements and an average six-year life for tenant improvements. Additionally, Ventas’s purchase price allocation includes $185 million of in-place acquired lease intangibles, which will be amortized over the average remaining life of these leases (approximately ten years).  Further, the adjustment reflects the elimination of certain intercompany activity between Atria, One Lantern and NHP.

(S)         Reflects the elimination of certain intercompany activity between Atria, One Lantern and NHP.

(T)        Reflects the adjustment to NHP’s historical income related to certain joint ventures as a result of the preliminary estimated fair value for the assets and liabilities acquired that will be depreciated and amortized over the estimated remaining useful life.

(U)       Adjustment required to account for the issuance of 99.8 million shares of Ventas common stock to consummate the acquisition.

(V)        Reflects adjustment to eliminate gains and expenses of NHP attributable to transactions that would not have occurred had the acquisition closed on January 1, 2010.

(W)   Reflects adjustment to eliminate the historical loss on extinguishment of debt related to the Ventas debt repaid with proceeds from the February 2011 equity issuance, as this loss was recognized in the unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2010.

(X)       Reflects adjustment to eliminate historical expense of Atria and recognize loss related to the Ventas debt repaid with proceeds from the February 2011 equity issuance.

NOTE 5 — FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

Ventas’s historical and pro forma funds from operations (“FFO”) and normalized FFO for the nine months ended September 30, 2011 and the year ended December 31, 2010 are summarized as follows (in thousands):

VENTAS, INC.

UNAUDITED PRO FORMA FFO AND NORMALIZED FFO

For the nine months ended September 30, 2011

(In thousands, except per share amounts)

	Ventas Historical	Ventas 2011 Transactions Adjustments (A)	Pro Forma for Ventas 2011 Transactions	Atria Historical (B)	One Lantern Historical (C)	Atria and One Lantern Acquisition Adjustments (D)	NHP Historical (E)	NHP 2011 Transactions Adjustments (A)	Pro Forma for NHP 2011 Transactions	NHP Acquisition Adjustments (F)	Total Pro Forma

Income (loss) from continuing operations attributable to common stockholders	$171,545	$(19,779)	$151,766	$(4,163)	$(5,522)	$27,268	$67,429	$6,323	$73,752	$(12,248)	$230,853
Discontinued operations	—	—	—	—	—	—	12,738	—	12,738	(12,738)	—
Net income (loss) attributable to common stockholders	171,545	(19,779)	151,766	(4,163)	(5,522)	27,268	80,167	6,323	86,490	(24,986)	230,853
Adjustments:
Real estate depreciation and amortization	291,748	—	291,748	13,497	6,004	22,131	80,052	1,704	81,756	42,741	457,877
Real estate depreciation and amortization related to noncontrolling interest	(1,727)	—	(1,727)	—	—	—	(632)	—	(632)	(1,994)	(4,353)
Real estate depreciation and amortization related to unconsolidated entities	4,213	—	4,213	—	—	—	2,475	—	2,475	368	7,056
Gain on sale of real estate assets	—	—	—	—	—	—	(12,866)	—	(12,866)	12,866	—
FFO	465,779	(19,779)	446,000	9,334	482	49,399	149,196	8,027	157,223	28,995	691,433
Adjustments:
Income tax benefit	(23,310)	—	(23,310)	(667)	—	(13,963)	—	—	—	—	(37,940)
Loss on extinguishment of debt	25,211	—	25,211	—	—	(16,520)	—	—	—	—	8,691
Litigation proceeds, net	(85,327)	—	(85,327)	—	—	—	—	—	—	—	(85,327)
Merger-related expenses and deal costs	131,606	—	131,606	—	—	—	21,108	—	21,108	—	152,714
Change in fair value of financial instruments	2,898	—	2,898	—	2,040	—	—	—	—	—	4,938
Settlement of delinquent tenant obligations, net	—	—	—	—	—	—	(668)	—	(668)	—	(668)
Amortization of other intangibles	767	—	767	—	—	—	—	—	—	—	767
Normalized FFO	$517,624	$(19,779)	$497,845	$8,667	$2,522	$18,916	$169,636	$8,027	$177,663	$28,995	$734,608

Ventas’s historical and pro forma FFO and normalized FFO per diluted share outstanding for the nine months ended September 30, 2011 follows (in thousands, except per share amounts)(1):

	Ventas Historical	Total Pro Forma

Income from continuing operations attributable to common stockholders	$0.81	$0.80
Discontinued operations	—	—
Net income attributable to common stockholders	0.81	0.80
Adjustments:
Real estate depreciation and amortization	1.38	1.58
Real estate depreciation related to noncontrolling interest	(0.01)	(0.02)
Real estate depreciation and amortization related to unconsolidated entities	0.02	0.02
Gain on sale of real estate assets	—	—
FFO	2.21	2.39
Adjustments:
Income tax benefit	(0.11)	(0.13)
Loss on extinguishment of debt	0.12	0.03
Litigation proceeds, net	(0.40)	(0.29)
Merger-related expenses and deal costs	0.62	0.53
Change in fair value of financial instruments	0.01	0.02
Settlement of delinquent tenant obligations, net	—	—
Amortization of other intangibles	—	—
Normalized FFO	$2.45	$2.54

Diluted shares outstanding used in computing FFO and normalized FFO per common share	210,850	289,637

(1) Per share amounts may not add due to rounding.

VENTAS, INC.

UNAUDITED PRO FORMA FFO AND NORMALIZED FFO

For the year ended December 31, 2010

(In thousands, except per share amounts)

	Ventas Historical	Ventas 2010 and 2011 Transactions Adjustments (A)	Pro Forma for Ventas 2010 and 2011 Transactions	Atria Historical (B)	One Lantern Historical (C)	Atria and One Lantern Acquisition Adjustments (D)	Ventas Pro Forma for the Atria and One Lantern Acquisition	NHP Historical (E)	NHP 2010 and 2011 Transactions Adjustments (A)	Pro Forma for NHP 2010 and 2011 Transactions	NHP Acquisition Adjustments (F)	Total Pro Forma

Income (loss) from continuing operations attributable to common stockholders	$218,370	$(38,380)	$179,990	$(20,985)	$(27,212)	$(40,675)	$91,118	$138,867	$42,208	$181,075	$5,147	$277,340
Discontinued operations	27,797	(2,556)	25,241	—	—	—	25,241	4,899	(3,836)	1,063	—	26,304
Net income (loss) attributable to common stockholders	246,167	(40,936)	205,231	(20,985)	(27,212)	(40,675)	116,359	143,766	38,372	182,138	5,147	303,644
Adjustments:
Real estate depreciation and amortization	203,966	14,845	218,811	52,138	22,663	102,589	396,201	133,992	42,857	176,849	76,379	649,429
Real estate depreciation and amortization related to noncontrolling interest	(6,217)	—	(6,217)	—	—	—	(6,217)	(1,099)	(2,005)	(3,104)	(2,171)	(11,492)
Real estate depreciation and amortization related to unconsolidated entities	2,367	2,367	4,734	—	—	—	4,734	4,793	—	4,793	892	10,419
Discontinued operations:
Gain on sale of real estate assets	(25,241)	—	(25,241)	—	—	—	(25,241)	(16,948)	—	(16,948)	16,948	(25,241)
Depreciation on real estate assets	464	(464)	—	—	—	—	—	2,352	(1,473)	879	—	879
FFO	421,506	(24,188)	397,318	31,153	(4,549)	61,914	485,836	266,856	77,751	344,607	97,195	927,638
Adjustments:
Income tax expense (benefit)	2,930	39	2,969	(7,560)	—	(21,699)	(26,290)	—	—	—	—	(26,290)
Loss (gain) on extinguishment of debt	9,791	—	9,791	2	—	16,518	26,311	(75)	—	(75)	75	26,311
Merger-related expenses and deal costs	19,243	—	19,243	—	—	—	19,243	5,118	—	5,118	—	24,361
Loss on interest rate swap	—	—	—	—	16,020	—	16,020	—	—	—	—	16,020
Amortization of other intangibles	511	511	1,022	—	—	—	1,022	—	—	—	—	1,022
Gain on re-measurement of equity interest upon acquisition, net	—	—	—	—	—	—	—	(620)	—	(620)	—	(620)
Impairments	—	—	—	—	—	—	—	15,006	—	15,006	—	15,006
Normalized FFO	$453,981	$(23,638)	$430,343	$23,595	$11,471	$56,733	$522,142	$286,285	$77,751	$364,036	$97,270	$983,448

Ventas’s historical and pro forma FFO and normalized FFO per diluted share outstanding for the year ended December 31, 2010 follows (in thousands, except per share amounts)(1):

	Ventas Historical	Total Pro Forma

Income from continuing operations attributable to common stockholders	$1.39	$0.96
Discontinued operations	0.18	0.09
Net income attributable to common stockholders	1.56	1.05
Adjustments:
Real estate depreciation and amortization	1.29	2.26
Real estate depreciation related to noncontrolling interest	(0.04)	(0.04)
Real estate depreciation and amortization related to unconsolidated entities	0.02	0.04
Discontinued operations:
Gain on sale of real estate assets	(0.16)	(0.09)
Depreciation on real estate assets	0.00	0.00
FFO	2.67	3.22
Adjustments:
Income tax expense (benefit)	0.02	(0.09)
Loss on extinguishment of debt	0.06	0.09
Merger-related expenses and deal costs	0.12	0.08
Loss on interest rate swap	—	0.06
Amortization of other intangibles	0.00	0.00
Gain on re-measurement of equity interest upon acquisition, net	—	0.00
Impairments	—	0.05
Normalized FFO	$2.88	$3.42

Diluted shares outstanding used in computing FFO and normalized FFO per common share	157,657	287,945

(1) Per share amounts may not add due to rounding.

Pro forma FFO and normalized FFO are presented for information purposes only, and were based on available information and assumptions that the Company’s management believes to be reasonable; however, they are not necessarily indicative of Ventas’s actual FFO or normalized FFO had the transactions occurred as of the dates indicated.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time.  Since real estate values, instead, have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.  To overcome this problem, Ventas considers FFO and normalized FFO appropriate measures of operating performance of an equity REIT.  Further, Ventas believes that normalized FFO provides useful information because it allows investors, analysts and Ventas management to compare Ventas’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items.  Ventas uses the National Association of Real Estate Investment Trusts (“NAREIT”) definition of FFO.  NAREIT defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of real estate property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis.  Ventas defines “normalized FFO” as FFO excluding the following income and expense items (which may be recurring in nature): (a) gains and losses on the sales of real property assets; (b) merger-related costs and expenses, including amortization of intangibles and transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to the Company’s lawsuit against HCP, Inc. and the issuance of preferred stock or bridge loan fees; (c) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (d) the non-cash effect of income tax benefits or expenses; (e) the impact of future unannounced acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions; (f) the reversal or incurrence of contingent consideration; (g) charitable donations made to the Ventas Charitable Foundation; and (h) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments.

FFO and normalized FFO presented herein are not necessarily identical to FFO and normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same definitions.  FFO and normalized FFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of Ventas’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of Ventas’s liquidity, nor are FFO and normalized FFO necessarily indicative of sufficient cash flow to fund all of Ventas’s needs.  Ventas believes that in order to facilitate a clear understanding of Ventas’s consolidated historical operating results, FFO and normalized FFO should be examined in conjunction with net income as presented in the Unaudited Pro Forma Condensed Consolidated Financial Statements.